Exhibit 21.1

Subsidiaries of Grubb & Ellis Company

Subsidiaries	State of Incorporation

1. Aequus Property Management Company	Texas
2. Grubb & Ellis Affiliates, Inc.	Delaware
3. Grubb & Ellis of Arizona, Inc.	Washington
4. Grubb & Ellis Asset Services Company	Delaware
5. Grubb & Ellis Europe, Inc.	California
6. Grubb & Ellis Institutional Properties, Inc.	California
7. Grubb & Ellis Management Services, Inc. (“GEMS”)	Delaware
Subsidiaries of Grubb & Ellis Management Services, Inc.:
a. Grubb & Ellis Management Services of Michigan, Inc. (“GEMS of Michigan”)	Michigan
b. Grubb & Ellis Management Services of Canada, Inc.	Canada
c. GEMS Mexicana, S. DE R.L. DE C.V.	Mexico
d. Grubb & Ellis Management Services of Brazil LTDA	Brazil
e. GEMS of Sweden, AB	Sweden
f. GEMS Korea, LLC	Korea
g. Crane Realty & Management Co.	California
Subsidiaries of Crane Realty & Management Co.:
1. Crane Realty Services, Inc.	California
h. Middle East Real Estate Services, LLC	Delaware
8. Grubb & Ellis Mortgage Group, Inc.	California
9. Grubb & Ellis Mortgage Services, Inc.	California
10. Grubb & Ellis New York, Inc.	New York
11. Grubb & Ellis of Michigan, Inc.	Michigan
12. Grubb & Ellis of Nevada, Inc.	Nevada
13. Grubb & Ellis Advisers of California, Inc.	California
14. Grubb & Ellis Consulting Services Company	Florida
Subsidiaries of Grubb & Ellis Consulting Services Company:
a. Landauer Hospitality International, Inc.	Delaware
b. Landauer Securities, Inc.	Massachusetts
15. Grubb & Ellis Southeast Partners, Inc.	California
16. HSM Inc.	Texas
17. White Commercial Real Estate	California
19. Wm. A. White/Grubb & Ellis, Inc.	New York
20. GERA Property Acquisition LLC	Delaware
Subsidiaries of GERA Property Acquisition LLC
a. GERA 6400 Shafer LLC	Delaware
b. GERA Abrams Centre LLC	Delaware
c. GERA Danbury LLC	Delaware

Subsidiaries	State of Incorporation

21. NNN Realty Advisors, Inc.	Delaware
a. Grubb & Ellis Realty Investors, LLC	Virginia
Subsidiaries of Grubb & Ellis Realty Investors, LLC
1. NNN/ROC Apartment Holdings, LLC	Virginia
2. Cunningham Lending, LLC	Virginia
3. NNN Collateralized Senior Notes, LLC	Delaware
4. Grubb & Ellis Healthcare REIT Advisor, LLC	Delaware
5. Grubb & Ellis Healthcare REIT Management, LLC	Virginia
6. Grubb & Ellis Apartment REIT Advisor, LLC	Virginia
7. Grubb & Ellis Apartment Management, LLC	Virginia
8. NNN Park At Spring Creek Leaseco, LP	Texas
9. NNN Sanctuary At Highland Oaks Leaseco, LLC	Delaware
10. NNN St. Charles Leaseco, LLC	Delaware
11. NNN 6320 Lamar, LLC	Virginia
12. NNN Rocky Mountain Exchange, LLC	Virginia
13. NNN Fountain Square SPE, LLC	Delaware
14. NNN Met Center 10 SPE, LLC	Delaware
15. NNN Southpointe, LLC	Delaware
16. NNN/SOF Avallon, LLC	Delaware
17. NNN 200 Galleria, LLC	Delaware
b. Triple Net Properties Realty, Inc.	California
c. Grubb & Ellis Residential Management, Inc.	Delaware
d. Alesco Global Advisors, LLC (“Alesco”)	California
e. Grubb & Ellis Securities, Inc.	California
f. Grubb & Ellis Institutional Advisors, LLC	Delaware
g. Strategic Office Fund I, GP	Delaware
h. Strategic Office Fund I, LP	Delaware